Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Figure Technology Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity(1)(a), (b), (c), (d)	Class A common stock, par value $0.0001 per share ("Class A common stock"), Registrant's 2018 Equity Incentive Plan, as amended (the "2018 Plan")	457	(h)	7,347,793	$38.88	$285,682,191.84	$0.00013810	$39,452.71
Equity(1)(a), (b), (c), (d)	Class A common stock, Registrant's 2024 Equity Incentive Plan, as amended (the "Markets Plan")	457	(h)	8,912	$38.88	$346,498.56	$0.00013810	$47.85
Total Offering Amounts						$286,028,690.40		$39,500.56
Total Fee Offsets								N/A
Net Fee Due								$39,500.56

1.	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Class A common stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock. (b) Represents shares of Class A common stock issued pursuant to settlement of restricted stock units or exercise of options under each of the Registrant’s 2018 Plan or Markets Plan, as applicable, to certain current and former directors, officers, other employees and service providers of the Registrant. (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $38.88 per share, which is the average of the high and low sales price of a share of Class A Common Stock, as reported on the Nasdaq Stock Market on November 4, 2025. (d) The Registrant has no fee offsets.